SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

                                             Date of Report (Date of earliest event reported) September 12, 2006

QUEST OIL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-26619	98-0207745
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
2038 Corte Del Nogal, Suite 110
Carlsbad, CA 92011
(Address of principal executive offices)

760-804-8844
(Registrant’s Telephone Number)

_____________________________________________________________________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On September 12, 2006, Quest Oil Corporation entered into an Assignment of Oil and Gas Lease with Mr. W.A. Walker. The Assignment provides us with a 100% working interest and an 87.5% net royalty interest in the oil, gas and mineral rights in the Kansas Shinkle property, which consists of five oil and gas zones located in the Kansas Cherokee Basin. The Assignment stems from the July 15, 2004 Oil and Gas Lease between Mr. W.A. Walker and Clyde L. Shinkle. The Assignment of Oil and Gas Lease is duly recorded in Book 71 of Assignments at Page 591, Office of Register of Deeds of Greenwood County, Kansas and has been attached as an exhibit hereto. The Oil and Gas Lease underlying the assignment is duly recorded in Book 50 of Leases at Page 505, Office of Register of Deeds of Greenwood County, Kansas.

In connection with the Assignment, we entered into a Purchase and Sale Agreement and a Consulting Agreement with Mr. W.A. Walker. Under the Consulting Agreement, we retained the services of Mr. W.A. Walker, the assignor, and owner of B&L Oil, who will assist Quest with operations for the next 12 months. Both agreements have been attached as exhibits hereto.

Section 9 - Financial Statements and Exhibits

       Item 9.01  Financial Statements and Exhibits.

(c)  Exhibits.

Number	Description

10.1	September 12, 2006 Assignment of Oil and Gas Lease between Mr. W.A. Walker and Quest Oil Corporation.

10.2	May 30, 2006 Purchase and Sale Agreement between Mr. W.A. Walker and Quest Oil Corporation.

10.3	May 30, 2006 Consulting Agreement between Mr. W.A. Walker and Quest Oil Corporation.

99.1	Press Release headlined: “Quest Completes Strategic Acquisition of 100% Working Interest in 1,082 Acres in the Cherokee Basin, Located in Kansas.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

QUEST OIL CORPORATION
/s/	James B. Panther, II ______________
By:	James B. Panther, II
Its:	President